Exhibit 99(d)

TO:          Participants of the
             Tysons Financial Corporation Employee Stock Ownership Plan ("ESOP")

FROM:        ESOP Trustee

RE:          Agreement and Plan of Merger


         Enclosed for your consideration is a copy of a Proxy Statement/Prospectus which discusses an Agreement and Plan of Merger, dated as of July 25, 1997, by and between Tysons Financial Corporation ("Tysons") and MainStreet BankGroup Incorporated ("BankGroup") (the "Agreement") and the related Plan of Merger between Tysons and MB Corp. (the "Plan"). Under the Agreement and the Plan, a subsidiary of BankGroup will be merged with and into Tysons (the "Merger"), as a result of which Tysons will survive the merger and become a subsidiary of BankGroup. In the Merger, each share of Common Stock of Tysons ("Company Stock") will be converted into the right to receive shares of Common Stock of BankGroup, as described in the Proxy Statement/Prospectus.

         All holders of Company Stock have received the Proxy
Statement/Prospectus.

         AS HOLDER OF RECORD OF COMPANY STOCK HELD UNDER THE ESOP, THE ESOP TRUSTEE HAS RECEIVED THE PROXY STATEMENT/PROSPECTUS ALONG WITH A NOTICE AND PROXY CARD IN ORDER TO VOTE THE COMPANY STOCK HELD UNDER THE ESOP TRUST FOR OR AGAINST THE AGREEMENT AND THE PLAN OR TO ABSTAIN FROM VOTING. YOU ARE ENTITLED TO INSTRUCT THE TRUSTEE WHETHER TO VOTE THE COMPANY STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP FOR OR AGAINST THE AGREEMENT AND THE PLAN OR TO ABSTAIN FROM VOTING. FURTHER, PURSUANT TO THE ESOP, THE TRUSTEE SHALL VOTE ALL ALLOCATED COMPANY STOCK FOR WHICH TIMELY PARTICIPANT INSTRUCTIONS ARE NOT RECEIVED AND ALL UNALLOCATED COMPANY STOCK IN DIRECT PROPORTION TO THE SHARES OF ALLOCATED COMPANY STOCK FOR WHICH VOTING INSTRUCTIONS ARE TIMELY RECEIVED FROM PARTICIPANTS.

         Accordingly, we request instructions as to whether you wish to vote the Company Stock allocated to your account under the ESOP for or against the Agreement and the Plan or whether you wish to abstain from voting.

         Please note the following:

1. Company Stock is being valued at $14.50 per share for purposes of the Merger.

2. Your instructions must be received by 12:00 a.m., midnight, New York City time, on January 23, 1998.

3. The Agreement and the Plan must be approved by the holders of at least two-thirds of all outstanding shares of Company Stock entitled to vote at the shareholders meeting regarding the Agreement and the Plan, and abstaining from voting will have the same effect as a vote against the Agreement and the Plan.

INSTRUCTION FORM

         Enclosed with this Notice is an instruction form which you must use to instruct the Trustee whether to vote the shares of Company Stock allocated to your account under the ESOP for or against the Agreement and the Plan or whether to abstain from voting. If you sign, date and return an instruction form but do not check any box on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the shares of Company Stock allocated to your account under the ESOP. In accordance with the ESOP, the Trustee will vote shares for which no timely instructions are received in direct proportion to allocated shares for which timely participant instructions are received.

CONFIDENTIALITY

         Your voting instructions are to be returned to American Stock Transfer and Trust Company, Attn: Joe Wolf, 6201-15th Avenue, Brooklyn, New York 11219. The envelope should be marked as Privileged and Confidential. Mr. Wolf will instruct the Trustees as to the number of shares of Company Stock to vote for and against the Agreement and the Plan, and the number to abstain from voting. However, Mr. Wolf will not inform the Trustees, or anyone at Tysons or BankGroup, as to what the instructions were from any particular participant.

DEADLINE FOR SUBMITTING OR REVOKING INSTRUCTIONS

         IN ORDER TO BE ASSURED THAT YOUR INSTRUCTION TO THE TRUSTEE WILL BE FOLLOWED, YOUR INSTRUCTION FORM MUST BE COMPLETED, SIGNED, DATED AND RECEIVED BY THE TRUSTEE NO LATER THAN 12:00 A.M., MIDNIGHT, NEW YORK CITY TIME ON JANUARY 23, 1998. This time is five business days prior to the scheduled shareholder meeting regarding the Agreement and the Plan to allow the Trustee time to tabulate votes. REMEMBER TO RETURN YOUR INSTRUCTION FORM TO THE TRUSTEE IN THE ENCLOSED ENVELOPE, RATHER THAN TO TYSONS, BANKGROUP, OR ANY OTHER PARTY.

         Any instruction you furnish to the Trustee will be irrevocable if not withdrawn by 12:00 a.m., midnight, New York City time on January 23, 1998. This time is five business days prior to the scheduled shareholder meeting regarding the Agreement and the Plan. To withdraw any instruction, you should send a statement to the Trustee at American Stock Transfer and Trust Company, Attn: Joe Wolf, 6201-15th Avenue, Brooklyn, New York 11219, that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement, enter your Social Security Number and print your name under your signature.

QUESTIONS

         If you have any questions, please contact Janet Valentine, who is one of the Trustees, at 703-556-6232 during normal business hours.

                          TYSONS FINANCIAL CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")
                                INSTRUCTION FORM

             INSTRUCTION TO TRUSTEE FOR VOTING ON THE AGREEMENT AND
            PLAN OF MERGER DATED AS OF JULY 25, 1997, BY AND BETWEEN
             TYSONS FINANCIAL CORPORATION AND MAINSTREET BANKGROUP,
                 INCORPORATED (THE "AGREEMENT") AND THE RELATED
              PLAN OF MERGER BETWEEN TYSONS FINANCIAL CORPORATION
                           AND MB CORP. (THE "PLAN")

         The undersigned ESOP participant hereby instructs the ESOP Trustee to vote the shares of Common Stock of Tysons Financial Corporation ("Company Stock") allocated to my ESOP account with respect to the Agreement and the Plan regarding the proposed merger of Tysons Financial Corporation with a subsidiary of MainStreet BankGroup, Incorporated (the "Merger") as set forth below:


[X] Please mark your choice like this and sign and date below.


THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION HOW TO VOTE SHARES OF COMPANY STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP.


[ ] FOR AGREEMENT AND PLAN: Vote the shares of Company Stock allocated to my account under the ESOP FOR the Agreement and the Plan.


[ ] AGAINST AGREEMENT AND PLAN: Vote the shares of Company Stock allocated to my account under the ESOP AGAINST the Agreement and the Plan.


[ ] ABSTAIN FROM VOTING: ABSTAIN from voting the shares of Company Stock allocated to my account under the ESOP.



-------------------------------------       ------------------------------------
             Signature                              Social Security Number

-------------------------------------       ------------------------------------
            Printed Name                                      Date

PLEASE SIGN, PRINT YOUR NAME AND SOCIAL SECURITY NUMBER, DATE AND MAIL THIS INSTRUCTION FORM IN THE POSTAGE PREPAID ENVELOPE PROVIDED TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, ATTN: JOE WOLF, 6201-15TH AVENUE, BROOKLYN, NEW YORK 11219.